TERANCE  L.  KELLEY
Certified  Public  Accountant
3250 West Market Street
Suite 307,Fairlawn
OH  44333  (330)  864-2265



                          INDEPENDENT AUDITORS' CONSENT



AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT ON FORM S-8 OF MY REPORT RELATING TO THE FINANCIAL STATEMENTS OF HARTVILLE GROUP, INC., WHICH REPORT APPEARS IN THE COMPANY'S FORM 10KSB FOR THE YEAR ENDED SEPTEMBER 30,
2002,  AND  TO  ALL  REFERENCES  TO  THIS  FIRM  INCLUDED  IN  SUCH REGISTRATION
STATEMENT.

                                   /S/  TERANCE  L.  KELLEY





DATE  :  FEBRUARY  14,  2003

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